Exhibit 10.63

Deutsche Bank

For Bank Use Only For Committed Facility.

Insert Applicant Name:

SunPower Corporation

CONTINUING AGREEMENT FOR STANDBY LETTERS OF CREDIT AND DEMAND GUARANTEES

                                                   June 29, 2016

                                                    (Date)

Deutsche Bank AG New York Branch

and

Deutsche Bank Trust Company Americas

60 Wall Street

New York, New York 10005

Attention: ____________________

To induce each of you, during the Commitment Period (as defined below) and subject to the terms and conditions set forth herein, to issue one or more irrevocable letters of credit or demand guarantees at the request of Applicant (as defined below), in substantially such form as Applicant shall request, Applicant unconditionally and irrevocably agrees with you, including as to each Credit (as defined below), as follows:

1.          Defined Terms. As used in this agreement (as amended, supplemented or otherwise modified from time to time, including the application for the Credit, this “Agreement”), the following terms have the respective meanings specified below, unless the context requires otherwise:

“Adherence Agreement” means an agreement substantially in the form of Exhibit A hereto, pursuant to which Applicant may designate any of its subsidiaries as a Subsidiary Applicant in accordance with Section 4(g).

“Applicant” means the party signing below, and in the case of a request for issuance of a demand guarantee under the URDG includes such party in its role as the Instructing Party.

“Base Rate” means, for any day (or, if such day is not a Business Day, the immediately preceding Business Day), a rate per annum equal to the greater of (a) the Overnight Federal Funds Rate for such day plus 1/2 of 1% or (b) the Prime Lending Rate for such day.

“Beneficiary” means, at any time, the beneficiary(ies) of the Credit, including any second or substitute beneficiary(ies) or transferee(s) under a transferable Credit and any successor of a beneficiary by operation of law.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks are authorized or required to close in New York City or at such other place where Issuer is obligated to honor a presentation or otherwise act under the Credit, this Agreement or any other Loan Document.

“Change in Control” means (a) the Parent has ceased to own at least 50.1% of the Voting Stock of the Applicant; and (b) in the case of a Subsidiary Applicant, (i) a sale (whether of stock or other assets), merger or other transaction or series of related transactions involving such Subsidiary Applicant, as a result of which those Persons who held 100% of the Voting Stock of such Subsidiary Applicant immediately prior to such transaction do not hold (either directly or indirectly) more than 50% of the Voting Stock of such Subsidiary Applicant (or the surviving or resulting entity thereof) after giving effect to such transaction, or (ii) the sale of all or substantially all of the assets of a Subsidiary Applicant in a transaction or series of related transactions.

“Change in Law” means (a) the adoption of any treaty, international agreement, law, rule or regulation after the date of this Agreement, (b) any change in any treaty, international agreement, law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by Issuer with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commitment Period” means the period from the Effective Date through and including the Final Termination Date.

“counter-guarantee” has the meaning assigned thereto under the URDG.

“Credit” means each letter of credit or demand guarantee referred to in the introductory paragraph hereof (including any bid bond, performance bond or similar undertaking issued or undertaken by Issuer), and includes any amendment or replacement thereof authorized by its terms or by consent of Applicant and, at Issuer’s option, any pre-advice thereof.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“demand guarantee” has the meaning assigned thereto under the URDG, and unless the context requires otherwise includes a counter-guarantee.

“Deposits” means any and all deposits (whether general or special, time or demand, provisional or final) at any time held, and any other indebtedness at any time owing, by Issuer or any of its affiliates to or for the credit or the account of Applicant, excluding any deposit where the account title expressly indicates that such deposit does not secure any Obligations or that Applicant is not holding such deposit for itself.

“Dollars“ or “$” mean, at any time, the lawful currency of the United States of America.

“Effective Date” means the date on which the conditions specified in Section 2(a) are satisfied (or waived in accordance with Section 23).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with Applicant, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by Applicant or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by Applicant or any ERISA Affiliate from the Pension Benefit Guaranty Corporation or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by Applicant or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by Applicant or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Applicant or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Event of Default” has the meaning provided in Section 17.

“Exchange Act” means the United States Securities Exchange Act of 1934.

“Financial Credit” means any Credit that is not a Performance Credit.

“Final Termination Date” has the meaning provided in Section 25(b).

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Indemnified Party” means Issuer and each officer, director, affiliate, employee and agent thereof.

“Instructing Party” has the meaning assigned to such term under the URDG.

“ISP” means the International Standby Practices 1998, International Chamber of Commerce Publication No. 590.

“Issuer” means Deutsche Bank AG New York Branch and Deutsche Bank Trust Company Americas, including each as “guarantor” or “counter-guarantor,” as applicable, within the meaning of the URDG, but with respect to any particular Credit, means whichever one of them issued such Credit.

“Issuer’s Office” means Issuer’s address for notices under this Agreement.

“Letter of Credit Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Credits issued by Issuer hereunder at such time (including any pending drawings made prior to expiration and any scheduled increases in accordance with the terms of any Credit) plus (b) the aggregate amount of all payments made by Issuer pursuant to any such Credit issued hereunder that have not yet been reimbursed by or on behalf of Applicant at such time (including any and all acceptances and deferred payment undertakings incurred under any Credit providing for acceptances or deferred payment undertakings, as applicable).

“Loan Documents” means this Agreement, each request by Applicant for a Credit and each other instrument or agreement made or entered into by Applicant with Issuer in connection with the transactions contemplated hereby or thereby, and any supplements or amendments to or waivers of any of the foregoing executed and delivered from time to time.

“Material Adverse Effect” means a material adverse effect on (A) the business, financial condition, operations or properties of the Applicant and its subsidiaries, taken as a whole, (B) the ability of the Applicant to perform the obligations, taken as a whole, under this Agreement or the other Loan Documents, or (C) the validity or enforceability of this Agreement or any of the other Loan Documents.

“Maximum Commitment Amount” means, at any time of determination, $50,000,000 or if Applicant reduces the Maximum Commitment Amount in accordance with Section 25(a), such reduced amount.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Notice of Termination” means a notice substantially in the form of Exhibit B hereto, which Applicant may execute and deliver to Issuer in accordance with Section 4(g).

“Obligations“ means all present and future obligations of Applicant under this Agreement or in respect of the Credits, whether absolute or contingent, joint, several or independent, including interest accruing at the rate provided in this Agreement on or after the commencement of any bankruptcy or insolvency proceeding, whether or not allowed or allowable.

“Overnight Federal Funds Rate“ means, at any time, the rate per annum at which Issuer, in its sole discretion, can acquire Federal funds in the interbank overnight federal funds market including through brokers of recognized standing.

“Performance Credit” means a Credit used directly or indirectly to cover a default in the performance of any non-financial or commercial obligations of Applicant or any Subsidiary Account Party under specific contracts, and any Credit issued in favor of a bank or other surety who in connection therewith issues a demand guarantee or similar undertaking, performance bond, surety bond or other similar instrument that covers a default of any such performance obligations, that is classified as a performance standby Credit by the Board or by the Office of the Comptroller of the Currency of the United States.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, government (including any subdivision, agency, court, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government) or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which Applicant or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Practices” has the meaning provided in Section 26(b).

“Prime Lending Rate“ means the rate of interest Issuer announces from time to time as Issuer’s prime lending rate for unsecured commercial loans within the United States of America (but is not intended to be the lowest rate of interest Issuer charges in connection with extensions of credit to borrowers).

“Scheduled Termination Date” means the date two years from the Effective Date.

“Solvent” means, when used with respect to any Person, as of any date of determination, (a) the amount of the then “present fair saleable value” of the assets of such Person, as of such date, exceeds the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable requirements of law governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person, as of such date, is greater than the amount that will be required to pay the anticipated liability of such Person on its debts as such debts become absolute and matured, (c) such Person does not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person is able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim,” and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“Subsidiary Account Party” means any direct or indirect subsidiary of Applicant (a) listed on Schedule I hereto and approved as a Subsidiary Account Party hereunder by Issuer’s signing Schedule I in its sole discretion or (b) that Applicant may from time to time list on a supplement to Schedule I with the written approval of Issuer in its sole discretion.

“Subsidiary Applicant” means (a) each direct or indirect subsidiary of Applicant that has executed and delivered this Agreement as a “Subsidiary Applicant” in the space provided below and (b) each other direct or indirect subsidiary of Applicant from time to time approved in writing by Issuer as a Subsidiary Applicant in accordance with Section 4(g), in each case other than any such subsidiary that has ceased to be a “Subsidiary Applicant” pursuant to Section 4(g).

“Taxes” means all present and future taxes, levies, imposts, deductions, charges, withholdings and related liabilities, excluding income and franchise taxes imposed by the jurisdiction of Issuer’s head office or the office issuing the Credit or any of its political subdivisions.

“UCC” means the Uniform Commercial Code, as in effect from time to time in the applicable jurisdiction.

“UCP” means the Uniform Customs and Practice for Documentary Credits, 2007 Revision, International Chamber of Commerce Publication No. 600.

“URDG” means the Uniform Rules for Demand Guarantees, 2010 Revision, International Chamber of Commerce Publication No. 758.

“Voting Stock” means shares of capital stock issued by a corporation (or equivalent interests in any other Person), the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

2.          Conditions to Issuance; Interest on Deposited Amount; Issuance; Reimbursement.

(a)          Effective Date. Issuer’s obligation to issue any Credit hereunder shall not become effective until the date when each of the following conditions is satisfied (or waived in accordance with Section 23):

(i)          Issuer shall have received from each party hereto a counterpart of this Agreement signed on behalf of such party;

(ii)         [Reserved];

(iii)        [Reserved];

(iv)        Issuer shall have received a favorable written opinion (addressed to Issuer and dated the Effective Date) from the counsel to Applicant, covering good standing, power and authority, due authorization, execution and delivery, enforceability, non-contravention, and perfection of security interests, such opinions to be rendered under both (i) New York State and United States Federal law and (ii) the jurisdiction of organization of the Applicant and covering such other matters relating to Applicant, its organizational documents, the Loan Documents, or the transactions contemplated hereby as Issuer shall reasonably request;

(v)        Issuer shall have received all fees and other amounts due and payable on or prior to the Effective Date, and, to the extent invoiced, reimbursement or payment of all expenses required to be reimbursed or paid by Applicant hereunder or under another agreement;

(vi)        Issuer shall have received such documents and certificates as Issuer or its counsel may reasonably request relating to the organization, existence and good standing of Applicant, the authorization of the transactions contemplated hereby, and any other matters relevant hereto, all in form and substance reasonably satisfactory to Issuer;

(vii)       Applicant shall have received all consents and approvals (including, without limitation, under any applicable credit facility or indenture) required in connection with the execution and delivery by Applicant of the Loan Documents or in connection with the consummation of the transactions contemplated hereby and thereby, and Issuer, upon request, shall have received satisfactory evidence of the same; and

(viii)       All other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Issuer.

(b)          Each Credit Event. Issuer’s obligation to issue, amend, renew or extend any Credit hereunder is subject to the satisfaction of the following conditions:

(i)          Issuer shall have received a signed and completed application for such Credit substantially in the form attached hereto and otherwise in form and substance reasonably satisfactory to it;

(ii)         [Reserved];

(iii)        Such Credit, or proposed amendment, shall be in form and substance reasonably satisfactory to Issuer and, with respect to any issuance of a Credit, such Credit may include a statement to the effect that it is being issued to replace an existing letter of credit;

(iv)        Issuer shall have received payment of all fees contemplated hereby in connection with any such issuance, amendment, renewal or extension;

(v)         At the time of and immediately after giving effect to the issuance, amendment, renewal or extension of such Credit, the total Letter of Credit Exposure will not exceed the Maximum Commitment Amount;

(vi)        No Default shall have occurred and be continuing immediately before or after giving effect to the issuance, amendment, renewal or extension of such Credit;

(vii)       The representations and warranties of Applicant contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of issuance, amendment, renewal or extension of such Credit, both before and immediately after giving effect to the issuance, amendment, renewal or extension of such Credit, other than any such representation or warranty that, by its terms, refers to a specific date other than the date of such issuance, amendment, renewal or extension, in which case as of such specific date;

(viii)      No Change in Law shall have occurred, no order, judgment or decree of any Governmental Authority shall have been issued, and no litigation shall be pending or threatened, which enjoins, prohibits or restrains (or with respect to any litigation seeks to enjoin, prohibit or restrain), the reimbursement of Issuer contemplated hereunder, the issuance of any Credit, or the consummation of any of the other transactions contemplated hereby or the use of proceeds of the Credit permitted hereunder;

(ix)        [Reserved];

(x)         Issuer, in its sole discretion, shall have determined that the issuance of such Credit does not negatively impact the group sustainability principles or reputation of the Issuer;

(xi)         Issuer, in its sole discretion, shall have determined that the issuance of such Credit shall not cause any negative compliance implications or resulting sanctions to be brought upon Issuer;

(xii)       Such Credit shall be issued during the Commitment Period; and

(xiii)      After giving effect to the issuance, amendment, renewal or extension of such Credit, such Credit shall not have an expiration date occurring after the earlier of (A) one year after the date of such issuance, amendment, renewal or extension and (B) the Scheduled Termination Date, provided that any Credit with a one-year tenor may provide for the extension thereof for additional one-year periods (which shall in no event extend beyond the Scheduled Termination Date),

(c)          [Reserved].

(d)          Notwithstanding anything herein to the contrary, the obligation to issue Credits hereunder shall, subject to all terms and conditions herein, be solely that of Deutsche Bank AG New York Branch; provided that Deutsche

Bank Trust Company Americas may, with Applicant’s consent, also issue Credits hereunder, and all terms and exculpations hereunder shall apply to Deutsche Bank Trust Company Americas in respect of any such Credit. Applicant will reimburse Issuer the amount of each payment Issuer makes under the Credit within five (5) Business Days of the date Issuer notifies Applicant of such payment; provided that if the Credit provides for acceptance of a time draft or incurrence of a deferred payment obligation, and if Issuer notifies Applicant of such acceptance or incurrence at least one Business Day in advance of its maturity, reimbursement shall be due sufficiently in advance of its maturity to enable Issuer to arrange for its cover in same day funds to reach the place where it is payable no later than the date of its maturity. Each reimbursement shall be without prejudice to Applicant’s rights under Section 8(b).

3.          Fees, Costs and Expenses.

Applicant will pay to Issuer (a) fees in respect of the Maximum Commitment Amount and the Credit at such rates and times as Applicant and Issuer agree in writing (including, if applicable, issuance fees, maintenance fees, amendment fees, drawing fees, transfer fees, and assignment of proceeds fees), and (b) all reasonable out-of-pocket costs and expenses (including reasonable and documented attorney’s fees and disbursements) that Issuer incurs in connection with the Credit, this Agreement or any other Loan Document, including (i) in enforcing this Agreement or any other Loan Document, (ii) all reasonable costs and expenses in complying with any governmental exchange, currency control or other law, rule or regulation of any country now or hereafter applicable to the purchase or sale of, or dealings in, foreign currency in connection with the Credit, this Agreement or any other Loan Document, (iii) any stamp tax, recording tax, or similar tax or fee payable in connection with the Credit, this Agreement or any other Loan Document, and (iv) any adviser’s, confirmer’s, or other nominated person’s fees and expenses with respect to the Credit that are chargeable to Applicant or Issuer (if the application for the Credit requested or authorized such advice, confirmation or other nomination, as applicable).

4.          Payments; Currency; Interest; Computations; Designation of Subsidiary Applicants

(a)          All amounts due from Applicant under this Agreement shall be paid to Issuer at Issuer’s Office without defense, setoff, or counterclaim, in Dollars and in immediately available funds; provided that if the amount due is based upon Issuer’s payment in a currency other than Dollars, Applicant will pay the equivalent of such amount in Dollars computed at Issuer’s selling rate for cable transfers to the place where and in the currency in which Issuer paid, or, at Issuer’s option, Applicant will pay in such other currency, place, and manner as Issuer reasonably specifies in writing. Applicant’s obligation to make payments in any currency (the “Specified Currency”) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment or otherwise, which is expressed in or converted into any currency other than the Specified Currency, except to the extent that such tender or recovery results in the actual receipt by Issuer at Issuer’s Office of the full amount of the Specified Currency payable under this Agreement. Applicant shall indemnify Issuer for any shortfall and Applicant’s obligation to make payments in the Specified Currency shall be enforceable as an alternative or additional cause of action to the extent that such actual receipt is less than the full amount of the Specified Currency expressed to be payable hereunder, and shall not be affected by judgment being obtained for other sums due hereunder.

(b)          If Applicant fails to fully reimburse Issuer on the date of any payment under the Credit, then Applicant will pay interest to Issuer on such unreimbursed amount at a variable interest rate equal to (i) until the date reimbursement is due under Section 2(d), the Base Rate, and (ii) thereafter, the rate provided in the following sentence. Without limiting Applicant’s obligation to make all payments hereunder when due, Applicant will pay to Issuer, on demand, interest on all overdue amounts hereunder from the due date through the payment date at a variable interest rate equal to the sum of two percent (2%) per annum plus the Base Rate from time to time. Any change in the interest rate resulting from a change in the Base Rate shall take effect on the date of such change in the Base Rate. If any payment shall be due on a day that is not a Business Day, such payment shall be made on the next Business Day and interest shall be paid for each additional day elapsed.

(c)          Each Credit shall be denominated in Dollars or another currency that Issuer has determined is available to it in the place where payment is supposed to be made and is readily exchangeable to and from Dollars.

(d)          All computations of interest under this Agreement shall be based on a 365-day or, if applicable, 366-day year for the actual number of days elapsed. All computations of fees under this Agreement shall be based on a 360-day year for the actual number of days elapsed. All computations of fees based upon the available or face amount of the Credit at any time shall be calculated by reference to the greatest amount for which Issuer may be contingently liable under any circumstances under the Credit at such time or thereafter, giving effect to any scheduled increases in accordance with the terms of the Credit.

(e)          Issuer shall make the determination as to whether a Credit is a Performance Credit or a Financial Credit, and each such determination by Issuer shall be conclusive absent manifest error.

(f)          Any application that Applicant may make for the issuance of a Credit may be made by any Subsidiary Applicant for the account of such Subsidiary Applicant, and thereafter such Subsidiary Applicant may also make any application for the extension of the term or increase in the amount of such Credit or any other amendment thereto or waiver of discrepancies thereunder. Applicant and the applicable Subsidiary Applicant shall be jointly and severally liable to Issuer for all the reimbursement, indemnification and other obligations, representations, warranties and other agreements of Applicant under this Agreement in respect of any Credit requested by such Subsidiary Applicant. Applicant and the applicable Subsidiary Applicant represent and warrant that at the time of issuance of any Credit for the account of such Subsidiary Applicant (or of any increase or extension thereof), such Subsidiary Applicant is a direct or indirect majority-owned subsidiary of Applicant.

(g)          Subject to Issuer’s written consent in its sole discretion, Applicant from time to time may designate any direct or indirect majority-owned subsidiary of Applicant as a Subsidiary Applicant by (i) delivering to Issuer an Adherence Agreement executed by such proposed Subsidiary Applicant and countersigned by Applicant and Issuer, (ii) taking such further actions as Issuer may reasonably request, including executing and delivering other instruments, documents, and agreements corresponding to those obtained in respect of Applicant, all in form and substance reasonably satisfactory to Issuer, and (iii) providing Issuer with a reasonable opportunity to perform any due diligence concerning such proposed Subsidiary Applicant, including any new customer intake procedures imposed by applicable law or regulation or by internal policy of Issuer (such as OFAC and “know your customer” checks and obtaining evidence of corporate organization and existence and due authorization and incumbency of signatories). Upon such delivery and the taking of such further actions, such subsidiary shall for all purposes of this Agreement be a Subsidiary Applicant hereunder and a party to this Agreement, until Applicant shall have executed and delivered to Issuer a Notice of Termination in respect of such subsidiary, whereupon such subsidiary shall cease to be a Subsidiary Applicant. Notwithstanding the preceding sentence, no such Notice of Termination will become effective as to any Subsidiary Applicant at a time when any Obligations of such Subsidiary Applicant shall be outstanding hereunder or any Credit issued at the request of such Subsidiary Applicant shall be outstanding; provided that such Notice of Termination shall be effective to terminate such Subsidiary Applicant’s right to request the issuance of any new Credits hereunder or any increase in the amount of any other Credit.

5.          Capital Adequacy; Additional Costs. If Issuer determines that a Change in Law affects the amount of capital, insurance or reserves (including special deposits, deposit insurance or similar requirements) to be maintained by Issuer or any corporation controlling Issuer, or otherwise increases the costs of, or reduces the amount received or receivable by, Issuer or any corporation controlling Issuer, and Issuer determines that the amount of such capital, insurance or reserve or other increased cost or reduction, as the case may be, is increased or reduced by or based upon the existence of the Credit, this Agreement or any other Loan Document, then Applicant shall pay to Issuer, within 15 Business Days after demand from time to time, such additional amounts as Issuer may demand to compensate for the increase or reduction, as the case may be; provided that such demand shall include a statement of the basis for such demand and a calculation in reasonable detail of the amount demanded and Issuer computes all amounts due under this paragraph on a reasonable basis.

6.          Taxes. All payments to Issuer hereunder shall be made free and clear of and without deduction for any Taxes. If any Taxes shall be required to be deducted from any sum payable under this Agreement, then: (a) the sum payable under this Agreement shall be increased so that after making all required deductions Issuer receives an amount equal to the sum Issuer would have received had no such deductions been required; (b) Applicant shall be responsible for payment of the amount to the relevant taxing authority; (c) Applicant shall indemnify Issuer for any such Taxes imposed on or paid by Issuer and any liability (including penalties, interest and expenses) arising from its payment or in respect of such Taxes within thirty days from the date Issuer makes written demand therefor; and (d) Upon request, Applicant shall provide to Issuer within thirty days of any payment to a taxing authority the original or a certified copy of the receipt evidencing each Tax payment.

7.          Indemnification. Applicant will indemnify and hold harmless each Indemnified Party from and against any and all claims, liabilities, losses, damages, costs and expenses (including reasonable attorney’s fees and disbursements) that arise out of or in connection with: (a) the Credit, any demand for payment, other presentation or request under the Credit, or the transaction(s) supported by the Credit, (b) any payment or other action taken or omitted to be taken in connection with the Credit, this Agreement or any other Loan Document, (c) the enforcement of this Agreement or any other Loan Document or any rights or remedies under or in connection with the Credit, (d) any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority with respect to the Credit, this Agreement or any other Loan Document or any other cause beyond Issuer’s control, or (e) any indemnity or other undertaking that Applicant requests or authorizes Issuer to issue to induce any other financial institution (including any branch or affiliate of Issuer) to issue its own letter of credit, demand guarantee, or other undertaking in connection with any Credit, except in each case to the extent such liability, loss, damage, cost or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted directly from such Indemnified Party’s gross negligence or willful misconduct. Applicant will pay within fifteen Business Days after demand from time to time all amounts owing under this Section.

8.          Obligations Absolute; Claims Against Issuer; Exculpations; Limitations of Liability.

(a)          Applicant’s Obligations shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement, irrespective of: (i) if any other Person shall at any time have guaranteed or otherwise agreed to be liable for any of the Obligations or granted any security therefor, any change in the time, manner or place of payment of or any other term of the obligations of such other Person, (ii) any exchange, change, waiver or release of any collateral for, or any other Person’s guarantee of or other liability for, any of the Obligations, (iii) the existence of any claim, setoff, defense or other right that Applicant or any other Person may at any time have against any Beneficiary, any assignee of proceeds of the Credit, Issuer or any other Person, (iv) any presentation under the Credit being forged or fraudulent or any statement therein being untrue or inaccurate, or (v) any other circumstance that might, but for the provisions of this Section, constitute a legal or equitable discharge of or defense to any or all of the Obligations.

(b)          The foregoing shall not excuse Issuer from liability to Applicant in any independent action or proceeding that is brought by Applicant against Issuer following reimbursement by Applicant to Issuer to the extent of any direct damages suffered by Applicant that were caused by Issuer’s gross negligence or willful misconduct; provided that (i) Issuer shall be deemed to have acted with reasonable care if it acts in accordance with standard letter of credit practice or standard demand guarantee practice, as applicable, of commercial banks located in New York City; and (ii) Applicant’s aggregate remedies against Issuer for wrongfully honoring a presentation or wrongfully retaining honored documents shall not exceed the aggregate amount paid by Applicant to Issuer with respect to the honored presentation, plus interest.

(c)          Without limiting any other provision of this Agreement, Issuer: (i) may rely upon any oral, telephonic, facsimile, electronic, written or other communication reasonably believed to have been authorized by Applicant, (ii) shall not be responsible for errors, omissions, interruptions or delays in transmission or delivery of any message, advice or document in connection with the Credit, whether transmitted by courier, mail, telex, any other telecommunication, or otherwise (whether or not they be encrypted), or for errors in interpretation of technical terms or in translation (and Issuer may transmit Credit terms without translating them), (iii) may honor any presentation under the Credit that appears on its face to substantially comply with the terms and conditions of the Credit, (iv) may honor a demand for payment under a demand guarantee or counter-guarantee that is issued subject to the URDG even where (A) in the case of a demand guarantee other than a counter-guarantee, such demand for payment is not supported by a statement indicating in what respect Applicant is in breach of its obligations under any underlying agreement or transaction, unless the demand guarantee expressly requires presentation of such supporting statement and regardless of whether such demand guarantee expressly excludes any requirement for such a supporting statement or (B) in the case of a counter-guarantee, such demand is not supported by a statement by the party to whom such counter-guarantee was issued indicating that such party has received a complying demand under the demand guarantee or counter-guarantee issued by such party, unless the counter-guarantee expressly requires presentation of such supporting statement and regardless of whether the related counter-guarantee expressly excludes the requirement for such a supporting statement, (v) in the case of a demand for payment under a demand guarantee that is issued subject to the URDG, shall be deemed (A) to have timely paid if it pays within one Business Day after determining that such demand is complying or (B) to have timely refused to pay if it gives notice of rejection of such demand not later than the close of the fifth Business Day following the day of presentation of such demand, (vi) may replace a purportedly lost, stolen or destroyed original Credit, waive a requirement for its presentation, or provide a replacement copy to any Beneficiary, (vii) if no form of draft is attached as an exhibit to the Credit, may accept as a draft any written or electronic demand or request for payment under the Credit, and may disregard any requirement that such draft bear any particular reference to the Credit, (viii) unless the Credit specifies the means of payment, may make any payment under the Credit by any means it chooses, including by wire transfer of immediately available funds, (ix) may select any branch or affiliate of Issuer or any other bank to act as advising, transferring, confirming and/or nominated bank under the law and practice of the place where it is located (if the application for the Credit requested or authorized advice, transfer, confirmation and/or nomination, as applicable), (x) may amend the Credit to reflect any change of address or other contact information of any Beneficiary, (xi) shall not be obligated to examine, and may disregard for purposes of determining compliance of any presentation with the terms and conditions of the Credit, (A) any presented document not called for by the terms and conditions of the Credit and (B) that portion, if any, of any presented document called for by the terms and conditions of the Credit that contains data not called for by the terms and conditions of the Credit regardless of whether such data conflicts with data in the Credit or any other presented document, (xii) in the case of a demand guarantee that is issued subject to the URDG, shall be deemed to have timely informed the Instructing Party of any demand for payment thereunder and of any request, as an alternative, to extend the expiry of such demand guarantee if it so informs the Instructing Party within three Business Days following the Business Day upon which Issuer receives such demand or request, and (xiii) shall not be responsible for any other action or inaction taken or suffered by Issuer under or in connection with the Credit, if required or permitted under any applicable domestic or foreign law or letter of credit or demand guarantee practice. None of the circumstances described in this Section 8(c) shall impair Issuer’s rights and remedies against Applicant or place Issuer under any liability to Applicant.

(d)          Applicant will notify Issuer in writing of any objection Applicant may have to Issuer’s issuance or amendment of the Credit, Issuer’s honor or dishonor of any presentation under the Credit, or any other action or inaction taken by Issuer under or in connection with the Credit, this Agreement or any other Loan Document. Applicant’s notice of objection must be delivered to Issuer within 15 Business Days after Applicant receives notice of the action or inaction it objects to. Applicant’s failure to give notice of objection within such period shall automatically waive Applicant’s objection. Applicant’s acceptance or retention beyond such period of any original documents presented under the Credit, or of any property for which title is conveyed by such documents, shall ratify Issuer’s honor of the applicable presentation(s).

(e)          Issuer shall not be liable in contract, tort, or otherwise for any punitive, exemplary, consequential, indirect or special damages (including for any consequences of forgery or fraud by any Beneficiary or any other Person).

9.          Applicant Responsibility, Etc. Applicant’s ultimate responsibility for the final text of the Credit shall not be affected by any assistance Issuer may provide such as drafting or recommending text. Issuer may, without incurring any liability to Applicant or impairing its entitlement to payment under this Agreement, honor the Credit despite notice from Applicant of, and without any duty to inquire into, any purported defense to honor or any claim against any Beneficiary or any other Person. Issuer shall have no duty to seek any waiver of discrepancies from Applicant, nor any duty to grant any waiver of discrepancies which Applicant approves or requests.

10.        Transfers. If the Credit is issued in transferable form, Issuer shall have no duty to determine the identity of anyone appearing in any transfer request, draft or other document as transferee, or the validity or correctness of any transfer made pursuant to documents that appear on their face to be substantially in accordance with the terms and conditions of the Credit.

11.        Extensions and Modifications; Waivers of Discrepancies. This Agreement shall be binding upon Applicant with respect to any replacement, extension or modification of the Credit or waiver of discrepancies authorized by Applicant. Except as may be provided in the Credit or otherwise agreed to in writing by Issuer in its sole discretion, Issuer shall have no duty to (a) issue or refrain from issuing notice of (i) its election not to extend the Credit, (ii) if the Credit by its terms permits it to do so, its election to terminate the Credit prior to its stated expiration date, or (iii) if the Credit by its terms permits it to do so, its election not to reinstate the amount of any drawing under the Credit or (b) otherwise amend or modify the Credit.

12.        [Reserved].

13.        Additional Bond or Collateral.

If Applicant or any other Person seeks to restrain any presentation under or honor of the Credit or takes any other action that has a similar effect or if any court shall do any of the foregoing or extend the term of the Credit, then, in each case, Applicant shall, at Issuer’s request, provide Issuer with a bond or other collateral of a type and value reasonably satisfactory to Issuer as security for the Obligations.

14.        [Reserved].

15.        Covenants of Applicant.

(a)          Affirmative Covenants. Applicant will (i) comply, and cause each of its subsidiaries (to the extent such subsidiaries are deemed Subsidiary Applicants hereunder) to comply, with all applicable laws, rules and regulations now or hereafter applicable to Applicant, its properties, the Credit or transactions related to the Credit, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, (ii) deliver to Issuer, upon request from time to time, reasonably satisfactory evidence of compliance with this Agreement and the other Loan Documents and, unless Applicant timely files (without giving effect to any extension), regular annual and quarterly financial statements with the U.S. Securities and Exchange Commission (or any successor thereto) pursuant to the Exchange Act, financial statements and such other information concerning Applicant’s financial condition, business and prospects as Issuer may reasonably request, (iii) keep, and will cause each of its subsidiaries (to the extent such subsidiaries are deemed Subsidiary Applicants hereunder) to keep, adequate books of record and account; and will permit representatives of Issuer to visit and inspect (on one Business Day’s notice) any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants, all during normal business hours and as often as reasonably requested, (iv) promptly upon obtaining knowledge of the occurrence of any Default, notify Issuer thereof in writing, specifying the nature thereof and the action Applicant proposes to take with respect thereto, (v) provide Issuer not less than 30 days’ prior written notice of any change in Applicant’s legal name, Federal tax identification number (if applicable), state or type of organization or any organization number, (vi) pay and discharge, and cause each of its subsidiaries to pay and discharge, before the same shall become delinquent, all of its respective material obligations and liabilities, including any obligation pursuant to any agreement by which it or any of its properties is bound and any tax liabilities, except where (A) the validity or amount thereof is being contested in good faith by appropriate proceedings diligently pursued, (B) Applicant or such subsidiary (to the extent such subsidiary is deemed a Subsidiary Applicant hereunder) has set aside on its books adequate reserves with respect thereto in accordance with generally accepted accounting principles, consistently applied, and (C) the failure to make such payment pending such contest could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (vii) keep and maintain, and cause each of its subsidiaries (to the extent such subsidiaries are deemed Subsidiary Applicants hereunder) to keep and maintain, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (viii) maintain, and cause each of its subsidiaries to maintain, with financially sound and reputable insurers, insurance in such amounts and against such risks as are customarily maintained by similarly situated companies under similar circumstances, (ix) engage only in business of the type contemplated by its organizational documents as in effect on the Effective Date, (x) do or cause to be done, and cause each of its subsidiaries to do or cause to be done, all things necessary to preserve and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, authorizations, qualifications and accreditations material to the conduct of its business, in each case if the failure to do so, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, (xi) use all proceeds, if any, of the Credits for working capital and general purposes of Applicant, in accordance with Applicant’s organizational documents and this Agreement; and (xii) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law.

(b)          Negative Covenants. Applicant will not enter into any material agreement that would be violated or breached by the performance of any Obligations where such violation or breach would result in a Material Adverse Effect.

16.        Representations and Warranties; Subsidiary Account Parties.

(a)          Applicant represents and warrants as of the date of this Agreement and also as of the date of issuance of each Credit (or of any increase or extension thereof) that: (i) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization with the power and authority to carry on its business; (ii) its execution, delivery and performance of this Agreement, the other Loan Documents and any underlying agreement or transaction, (A) are within its powers, (B) have been duly authorized, (C) do not contravene any charter provision, by-law, resolution, contract or other undertaking binding on it or any of its properties, which could reasonably be expected to have a Material Adverse Effect, (D) do not violate any domestic or foreign law, rule or regulation, or any order, writ, judgment, decree, award or permit of any arbitration tribunal, court or other Governmental Authority applicable to it or any of its properties, which, could reasonably be expected to have a Material Adverse Effect, and (E) do not require any notice, filing or other action to or by any Governmental Authority (other than those that have been made or obtained and are in full force and effect); (iii) each of this Agreement and the other Loan Documents is its legal, valid and binding obligation, enforceable against it in accordance with its terms; (iv) the consolidated balance sheet and statements of income, shareholders’ equity and cash flows as of and for the fiscal year ended January 3, 2016 for the Applicant present fairly, in all material respects, the financial condition and results of operations and cash flows of the Applicant and its consolidated subsidiaries as of such date and for such periods, in accordance with generally accepted accounting principles, consistently applied; (v) except as disclosed in the Applicant’s filings with the SEC, there is no pending or threatened action or investigation which could reasonably be expected to have a Material Adverse Effect or which purports to affect the validity or enforceability of this Agreement, the other Loan Documents or any other agreement supporting or securing the Credit, this Agreement, the other Loan Documents or any transaction related to the Credit; (vi) neither its granting of any collateral security for the Obligations, nor Issuer’s issuance of the Credit (or any increase or extension thereof), nor the making of any payment thereunder or the use of any proceeds thereof, constitutes or will constitute, or be part of, a fraudulent transfer or conveyance by Applicant to anyone (including Issuer and any Beneficiary) under any applicable law, or exceed (alone or together with any other payments or credit support for any transaction(s) supported by the Credit) the maximum amount that would be allowed for any claim against Applicant under any applicable subsection of United States Bankruptcy Code Section 502(b) if Applicant were the subject of any proceeding thereunder; (vii) it is not an investment company within the meaning of the Investment Company Act of 1940 or, directly or indirectly, controlled by or acting on behalf of any party which is such an investment company; (viii) immediately after giving effect to the issuance of the Credit (or any increase or extension thereof), no Default has occurred and is continuing; (ix) [Reserved]; (x) [Reserved]; (xi) no other information furnished by it to Issuer is or shall be materially false or misleading when furnished, provided that, with respect to projected financial information, Applicant represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time and Issuer recognizes and acknowledges that such projected financial information is not to be viewed as facts and that actual results during the period or periods covered by such projections may differ from the projected results and such differences may be material; (xii) on the Effective Date and the date of the issuance, amendment, renewal or extension of each Credit, after giving effect to the transactions contemplated by the Loan Documents occurring on such date, Applicant will be Solvent; (xiii) neither Applicant nor any subsidiary thereof is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board), and neither the issuance, amendment, renewal or extension of any Credit nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations T, U or X of the Board; (xiv); its execution, delivery and performance hereof constitute private rather than public or government acts; and neither it nor any of its property has any immunity from jurisdiction of any court or from set-off or any legal process under the laws of the State of New York or the laws of its jurisdiction of organization; and (xv) as of the date hereof, no ERISA Event has occurred.

(b)          Without limiting any Obligations of Applicant hereunder, Applicant represents, warrants and agrees as to any Credit issued to support obligations of a Subsidiary Account Party that: (i) Applicant is duly authorized to act for and bind such Subsidiary Account Party with respect to such Credit and this Agreement; (ii) such Subsidiary Account Party shall be jointly and severally liable with Applicant for the reimbursement, indemnification and other obligations, representations, warranties and agreements of Applicant hereunder in respect of such Credit, but not for the reimbursement, indemnification or other obligations, representations, warranties or agreements of Applicant hereunder in respect of any Credit not issued to support obligations of such Subsidiary Account Party; (iii) such Subsidiary Account Party has consented to its being referred to as the “applicant”, “account party”, “client”, “customer” or “instructing party” at whose request or on whose behalf or for whose account such Credit is issued; (iv) such Subsidiary Account Party has consented to its not having any rights under this Agreement (including any right to request that Issuer issue or amend such Credit or that Issuer dispose of any documents presented under such Credit (or any goods represented thereby) in any particular manner) and to Issuer’s treating Applicant as the sole Person entitled to exercise such rights with respect to such Credit; (v) such Subsidiary Account Party is a direct or indirect majority-owned subsidiary of Applicant at the time of issuance of such Credit (or of any increase or extension thereof); (vi) such Subsidiary Account Party is bound by all the limitations of liability and exculpations in Issuer’s favor contained herein and subject to all the rights and remedies in Issuer’s favor referred to herein as if it were Applicant; and (vii) Issuer shall not be required to send any notice hereunder to such Subsidiary Account Party, but if Issuer in its sole discretion chooses to do so, Issuer may send such notice as provided herein care of Applicant and such notice shall be effective as if given to such Subsidiary Account Party.

17.        Events of Default. Each of the following shall be an “Event of Default” hereunder: (a) other than as a result of administrative or technical error and so long as such error is corrected within three Business Days of notification to Applicant of such error, Applicant’s failure to pay any reimbursement Obligation in respect of any drawing under any Credit within five Business Days after the same becomes due, (b) Applicant’s failure to pay any other Obligation within 10 Business Days after the date when due, (c) Applicant’s failure to perform or observe any term or covenant of this Agreement or any other Loan Document (not otherwise an Event of Default) for more than 30 days after Issuer notifies Applicant in writing of such failure, except where such default cannot be reasonably cured within 30 days but can be cured within 60 days, Applicant has (A) during such 30-day period commenced and is diligently proceeding to cure the same and (B) such default is cured within 60 days after the earlier of becoming aware of such failure and receipt of notice to Applicant from Issuer specifying such failure, (d) Applicant’s breach in any material respect of any representation or warranty made in this Agreement, any other Loan Document or any document delivered by Applicant under or in connection with this Agreement, and such inaccuracy is not remedied within 30 days after receipt of notice to Applicant from Issuer specifying such inaccuracy, (e) (i) Applicant’s failure to pay when due (whether at scheduled maturity, upon acceleration, or otherwise) and beyond the applicable grace period, any payment in respect of any indebtedness or other obligation (other than the Obligations) of Applicant to Issuer or another having an aggregate principal amount greater than $50,000,000 (or the equivalent in any foreign currency), or (ii) the acceleration of the final stated maturity of such indebtedness or other obligation, (f) Applicant’s repudiation of, or assertion of the unenforceability of, this Agreement, any other Loan Document or any separate security agreement or other agreement or undertaking supporting this Agreement, or any court or other Governmental Authority shall issue any order, ruling or determination that this Agreement, any other Loan Document or such other agreement or undertaking is not in full force and effect, (g) Applicant’s dissolution or termination, (h) Applicant’s (i) merger or consolidation with any third party unless Applicant is the survivor, (ii) sale, lease or other conveyance of all or substantially all of its assets or business or (iii) agreement to do any of the foregoing, (i) institution by Applicant of any proceeding under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking or consenting to the appointment of a liquidator, conservator, custodian, receiver, rehabilitator, trustee or other similar official for Applicant or for any substantial part of its property, or consent by Applicant to the institution of, or failure to contest in a timely and appropriate manner, any proceeding described in Section 17(j), or filing by Applicant of an answer admitting the material allegations of a petition filed against it in any proceeding described in

Section 17(j), or Applicant shall take any action for the purpose of effecting any of the foregoing, (j) institution against Applicant of any proceeding under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking the appointment of a liquidator, conservator, custodian, receiver, rehabilitator, trustee or other similar official for Applicant or for any substantial part of its property, and any such proceeding or case shall be unstayed and in effect for more than 90 days, or an order for relief shall be entered therein, (k) Applicant’s making an assignment for the benefit of creditors, (l) Applicant’s insolvency or inability generally to pay its debts as they become due, (m) any actual seizure, vesting or intervention by or under authority of a government by which Applicant’s management is displaced or its authority or control of its business is curtailed, (n) entry of one or more final judgments having an aggregate amount greater than $50,000,000 (or the equivalent in any foreign currency) against Applicant which remains unstayed and unsatisfied for more than 30 days, (o) [Reserved], (p) any Change in Control, (q) an ERISA Event occurs which results in the imposition or granting of security, or the incurring of a liability that individually or in the aggregate has or would have a Material Adverse Effect; (r) any event, act or condition occurs and is continuing on or after giving effect to the issuance, amendment, renewal or extension of the Credit which has had or will have a Material Adverse Effect, or (s) the occurrence of any of the above events with respect to any Person (including any Subsidiary Account Party) other than Applicant that is liable for or has guaranteed or provided any collateral security for any Obligations.

18.        Remedies. If any Event of Default shall have occurred and be continuing, Issuer may take any one or more of the following actions: (a) declare the amount of the Credit and any other Obligations then outstanding or accrued due and payable by Applicant immediately (provided that if the Event of Default is described in Section 17(i), (j) or (k), then such amount of the Credit and all other Obligations then outstanding or accrued shall become due and payable immediately and automatically), in which case Applicant shall pay such amount to Issuer to be applied to pay any matured Obligations and held as cash collateral in a non-interest bearing account for any contingent Obligations, (b) require Applicant to (and Applicant agrees that it shall) use its best efforts to cause Issuer to be promptly released from all its obligations under the Credit, (c) by notice to Applicant, declare the obligation of Issuer to issue (or extend, increase or otherwise amend) Credits to be terminated, whereupon the same shall forthwith terminate, and (d) exercise any and all other rights and remedies available at law, in equity, or otherwise to secure, collect, enforce or satisfy the Obligations.

19.        Set-off. To the fullest extent permitted by law, if any Event of Default shall have occurred and be continuing, Issuer may set off and apply any and all Deposits against any and all of the Obligations, irrespective of whether such Deposits or Obligations may be unmatured or contingent or payable at different places or in different currencies. Issuer shall promptly thereafter notify Applicant of any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff or application.

20.        Waiver of Immunity. Applicant acknowledges that this Agreement is, and the Credit will be, entered into for commercial purposes of Applicant. To the extent that Applicant or any of its assets has or hereafter acquires any right of sovereign or other immunity from or in respect of any legal proceedings to enforce or collect upon any Obligation or any other agreement relating to the transactions contemplated herein, Applicant hereby irrevocably waives any such immunity and agrees not to assert any such right or claim in any such proceeding.

21.        Notices; Multiple Applicants; Applicant Status; Interpretation; Severability; Multiple Roles.

(a)          All notices and other communications under this Agreement shall be sent, if to Applicant or a Subsidiary Applicant that is a party to this Agreement on the date hereof, to its address or fax number indicated on its signature page to this Agreement, if to any Subsidiary Applicant that after the date hereof becomes a party to this Agreement, at its address specified in the Adherence Agreement pursuant to which it became a Subsidiary Applicant, and, if to Issuer, to its address shown above, Attention: Letter of Credit Department, or by fax to (212) 797-0780, or as to any of the foregoing, to such other address or fax number as it may notify to the other parties hereto in writing. No such notice shall be effective until actually received by Issuer’s Letter of Credit Department or by Applicant or Subsidiary Applicant, as applicable, unless the intended recipient fails to maintain, or fails to notify, the other parties of any relevant change of its name, address or number(s), in which case such notice shall be effective when sent in accordance with this Agreement. Notices and other communications hereunder, including a signed application for a Credit, may also be delivered or furnished by other methods of electronic communications such as email; provided that, unless otherwise agreed in writing by Applicant, Subsidiary Applicants, if any, and Issuer, the recipient thereof shall have the option in its sole discretion whether or not to treat it as received and effective under this Agreement.

(b)          If this Agreement is signed by two or more Persons as “Applicants”, (i) each shall be deemed an “Applicant” hereunder and be jointly and severally liable for all the Obligations, (ii) the release, waiver, instruction or consent of any Applicant shall be sufficient to bind each Applicant with respect to this Agreement, the Credit or any claims arising under or in connection with this Agreement or the Credit, (iii) any Event of Default, regardless of fault, shall be deemed an Event of Default as to all Applicants, (iv) delivery by Issuer of any document, notice or other communication to any Applicant shall be deemed delivery to each Applicant, and (v) the liability of any Applicant hereunder may from time to time, in whole or in part, be extended, modified, released or reduced by Issuer without affecting or releasing any liability of any other Applicant. Each Applicant agrees that its obligations hereunder are primary, waives all discharge defenses available to a secondary obligor, and forgoes negotiation of a separate guaranty and security agreement providing for secondary liability to Issuer.

(c)          Issuer may treat each Person that signs this Agreement and each other Person authorized to act generally for Applicant or specifically in the matter as actually authorized to act for Applicant in amending this Agreement, in authorizing Issuer to issue or amend the Credit, waive any discrepancy, pay or otherwise act under the Credit, in receiving any notice (including service of process) in connection with this Agreement, and in agreeing to indemnify Issuer for any action or inaction taken or proposed. Any change in the identity of Persons authorized to act for Applicant shall be ineffective until notified in writing to Issuer.

(d)          Each Person identified in this Agreement as an Applicant represents and warrants that (i) it acts for itself in requesting issuance of the Credit for its account, or it acts for a Subsidiary Account Party in requesting issuance of the Credit for such Subsidiary Account Party, and (ii) it may be identified in the Credit as an “applicant”, “account party”, “client”, “customer” or “instructing party” at whose request and on whose behalf or for whose account the Credit is issued.

(e)          In this Agreement: (i) headings are included only for convenience and are not interpretative; (ii) the term “including” means “including without limitation”; (iii) references to actions Issuer “may” take or omit to take mean “may in its sole discretion”; (iv) unless the context requires otherwise, references herein to Sections shall be construed to refer to Sections of this Agreement; and (v) references to any laws or rules include any amendments thereto or successor or replacement laws or rules.

(f)          If any provision of this Agreement is held illegal or unenforceable, the validity of the remaining provisions shall not be affected.

(g)          Applicant acknowledges and agrees that (i) Issuer and its affiliates offer a wide range of financial and related services, which may at any time include back-office processing services on behalf of financial institutions, letter of credit beneficiaries, and other customers; (ii) some of these customers may be Applicant’s counter-parties or competitors; and (iii) Issuer and its affiliates may perform more than one role in relation to the Credit.

22.          Successors and Assigns; Etc. This Agreement shall be binding upon Applicant and its successors and assigns, and shall inure to the benefit of and be enforceable by Issuer and its successors and assigns. Applicant agrees that delivery of a signed copy or signature page of this Agreement by any electronic means that reproduce an image of the signed signature page shall be as effective as delivery of a manually signed original of this Agreement. Applicant shall not transfer or otherwise assign any of its rights or obligations under this Agreement without Issuer’s prior written consent. Issuer may transfer or otherwise assign its rights and obligations under this Agreement, in whole or in part, with the prior written consent of Applicant (which shall not be unreasonably withheld); provided that if an Event of Default has occurred and is continuing, the consent of Applicant shall not be required. Issuer may grant participations in its rights and obligations under this Agreement or the Credit, in whole or in part, without the consent of Applicant, provided that (i) Issuer’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) Issuer shall remain solely responsible to Applicant for the performance of such obligations and (iii) Applicant shall continue to deal solely and directly with Issuer in connection with Issuer’s rights and obligations under this Agreement and the other Loan Documents. Applicant acknowledges that information pertaining to Applicant as it relates to the Credit, this Agreement or any other Loan Document may be disclosed to actual or prospective participants, transferees or assignees. This Agreement shall not be construed to confer any right or benefit upon any Person other than Issuer, the Indemnified Parties and Applicant and their respective successors and permitted assigns, and no such Person shall be deemed a third-party beneficiary hereof, except that Applicant’s obligations under Sections 5 and 19 may be enforced directly against Applicant by a participant; provided that such enforcement shall not increase the amount of the Obligations.

23.        Modification; No Waiver. None of the terms of this Agreement may be waived, terminated or amended orally, by course of dealing, or otherwise, except in a writing signed by the party against whose interest the term is waived, terminated or amended; provided that the signature of the undersigned Applicant shall also be binding upon each of its affiliates that at any time is bound by any of the provisions of this Agreement. Forbearance, failure or delay by Issuer in the exercise of a right or remedy shall not constitute a waiver, nor shall any exercise or partial exercise of any right or remedy preclude any further exercise of that or any other right or remedy. Any waiver or consent by Issuer shall be effective only in the specific instance and for the specific purpose for which it is given.

24.        Entire Agreement; Remedies Cumulative. This Agreement constitutes the entire agreement between the parties hereto concerning the subject matter hereof and supersedes all prior or simultaneous agreements, written or oral, with respect to the subject matter hereof. All rights and remedies of Issuer and all obligations of Applicant under or in connection with this Agreement and any other documents delivered in connection with this Agreement are cumulative and in addition to those provided or available at equity or under any applicable law.

25.        Reduction of Maximum Commitment Amount; Continuing Agreement; Termination.

(a)          Upon at least three Business Days’ prior written notice, Applicant shall have the right, at any time or from time to time, without premium or penalty, to terminate this Agreement or partially reduce the Maximum Commitment Amount; provided that (i) any partial reduction pursuant to this Section 25(a) shall be in an amount of at least $5,000,000 or, if greater, in integral multiples of $1,000,000 and (ii) Applicant shall not terminate this Agreement or reduce the Maximum Commitment Amount if, after giving effect thereto and any concurrent payment of Obligations made by Applicant, the total Letter of Credit Exposure would exceed the Maximum Commitment Amount.

(b)          This is a continuing agreement and shall remain in full effect until the earliest (such earliest date, the “Final Termination Date”) of (i) the Scheduled Termination Date, (ii) delivery by each Issuer to Applicant of a written notice of termination specifically referring to this Agreement as a result of the occurrence of an Event of Default in accordance with Section 18 and (iii) Applicant’s delivery to Issuer of a written notice of termination specifically referring to this Agreement in accordance with Section 25(a). Termination shall not release Applicant from any liability for Obligations existing on such date, or resulting from or incidental to a Credit issued on or before such date or issued pursuant to any Issuer commitment existing on such date. Upon termination of this Agreement, (i) Applicant shall cease to request the issuance of any further Credit hereunder or any increase or extension of any outstanding Credit hereunder and (ii) Issuer shall have all the rights and remedies provided in Section 18. Provisions of this Agreement relating to Taxes, indemnities, payment of costs and expenses, exculpations and limitations on liability, waivers of immunity, jurisdiction, and waiver of trial by jury shall survive any termination of this Agreement, expiration of the Credit, and irrevocable and final payment of all the Obligations.

26.        Governing Law; Practice; UCP; ISP; URDG.

(a)          This Agreement and the rights and obligations of the parties under or in connection with this Agreement shall be governed by and subject to the laws of the State of New York applicable to contracts made and to be performed in such State (including New York General Obligations Law Section 5-1401) and applicable federal laws of the United States of America. In the event that the Credit expressly chooses a state or country law other than the State of New York, Applicant shall be obligated to reimburse Issuer for payments made under the Credit if such payment is justified under New York law or such other law.

(b)          Unless Applicant specifies otherwise in its application for the Credit, Issuer at its option may issue the Credit subject to the UCP, the ISP or the URDG, or such later supplement to or revision of any thereof as is in effect at the time of issuance of the Credit (collectively, the “Practices”). Issuer’s rights and remedies under the Practices shall be in addition to, and not in limitation of, those expressly provided herein.

(c)          To the extent permitted by applicable law, (i) this Agreement shall prevail in case of conflict with the Practices or the UCC and (ii) the Practices shall prevail in case of conflict between the Practices and the UCC.

27.        Jurisdiction; Service of Process; Enforcement.

(a)          Applicant consents and submits to the non-exclusive jurisdiction of any state or federal court sitting in New York County, in the State of New York, for itself and in respect of any of its property, in any action or proceeding arising under or in connection with the Credit, this Agreement or any other Loan Document. If the law of any jurisdiction other than the State of New York has been chosen to govern the Credit or governs in the absence of an express choice of governing law, Applicant also consents and submits to the non-exclusive jurisdiction of any court sitting in such jurisdiction, in any action or proceeding arising under or in connection with this Agreement or the Credit. Applicant agrees not to bring any action or proceeding against Issuer that arises under or in connection with the Credit, this Agreement or any other Loan Document in any court or other forum not described in the first sentence of this paragraph. Applicant waives any objection to venue or any claim of forum non conveniens with respect to any action or proceeding in any court described in this paragraph.

(b)          Applicant agrees that any service of process may be served upon it by Issuer by mail or hand delivery if sent to the address for notices to Applicant under this Agreement or to the Person designated on the signature page(s) of this Agreement as “Applicant’s Authorized Agent,“ which Person Applicant now designates as its authorized agent for the service of process.

(c)          Nothing in this Agreement shall affect Issuer’s right to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Applicant in any other jurisdiction. Applicant agrees that final judgment against it in any action or proceeding shall be enforceable in any other jurisdiction within or outside the United States of America by suit on the judgment, a certified copy of which shall be conclusive evidence of the judgment.

[SIGNATURE PAGE FOLLOWS]

28.          JURY TRIAL WAIVER. EACH OF APPLICANT AND ISSUER WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM, COUNTERCLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THE CREDIT, THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY DEALINGS WITH ONE ANOTHER RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT.

Very truly yours,

Applicant:

SunPower Corporation
(Print Name of Applicant)

By:	/s/ Ada Kwan
(Signature of Authorized Signer)
Ada Kwan
(Print Name of Authorized Signer)
Treasurer
(Title of Authorized Signer)
Address for notices, etc. to Applicant:

77 Rio Robles
San Jose, CA 95134
Attention:	Ada Kwan
Telephone number:	408-240-5500
Fax number:	408-240-5400

Applicant’s jurisdiction of organization, organization type & organizational number (if applicable): Delaware; Corporation; State
File No. 3808702

Applicant’s Social Security or Federal tax identification number (if applicable):	##-#######

Applicant’s Authorized Agent (for service of process per Section 27(b)):

Print Name:	The Corporation Trust Center

Complete Address:	Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, United States
(which must be in the State of New York)

Subsidiary Applicant:

SunPower Corporation, Systems
(Print Name of Subsidiary Applicant)

By:	/s/ Ada Kwan
(Signature of Authorized Signer)
Ada Kwan
(Print Name of Authorized Signer)
Treasurer
(Title of Authorized Signer)
Address for notices, etc. to Subsidiary Applicant:
77 Rio Robles
San Jose, CA 95134
Attention:	Ada Kwan
Telephone number:	408-240-5500
Fax number:	408-240-5400

ACCEPTED AND AGREED TO:		ACCEPTED AND AGREED TO:

DEUTSCHE BANK AG		DEUTSCHE BANK
NEW YORK BRANCH		TRUST COMPANY AMERICAS

By:	/s/ Prashant Mehra	By:	/s/ Prashant Mehra
Name: Prashant Mehra		Name: Prashant Mehra
Title: Director		Title: Director

By:	/s/ Christopher J. Shaw	By:	/s/ Christopher J. Shaw
Name: Christopher J. Shaw		Name: Christopher J. Shaw
Title: Vice President		Title: Vice President

EXHIBIT A to Continuing Agreement for Standby Letters of Credit and Demand Guarantees dated June 29, 2016 made by SunPower Corporation (and, if applicable, one or more other parties) in favor of Deutsche Bank AG New York Branch and Deutsche Bank Trust Company Americas

ADHERENCE AGREEMENT FOR SUBSIDIARY APPLICANTS

Deutsche Bank AG New York Branch and
Deutsche Bank Trust Company Americas	(insert date)
60 Wall Street
New York, New York 10005-2858
Re:	Continuing Agreement for Standby Letters of Credit and Demand Guarantees dated June 29, 2016 among (insert Applicant’s name) SunPower Corporation (and, if applicable, one or more other parties), Deutsche Bank AG New York Branch and Deutsche Bank Trust Company Americas (as amended, supplemented or otherwise modified from time to time, the “Agreement”)

Ladies and Gentlemen:

Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Agreement.

We hereby agree to be a Subsidiary Applicant upon the terms and subject to the conditions set forth in the Agreement, including, without limitation, that pursuant to Section 4(f) of the Agreement we shall be jointly and severally liable with Applicant to Issuer for all the reimbursement, indemnification and other obligations, representations, warranties and other agreements of Applicant in respect of any Credit requested by us.

Except as expressly modified by this letter, all provisions of the Agreement remain in full force and effect. This letter shall be governed by the laws of the State of New York, without regard to principles of conflict of laws. This letter shall become effective as of the date hereof.

Address:

Attention:
Telephone:
Facsimile:
Very truly yours,

(Name of Subsidiary Applicant)

By:
Name: Title:

ACCEPTED AND AGREED:

(Name of Applicant)

By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH	DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	By:
Name: Title:	Name: Title:

By:	By:
Name: Title:	Name: Title:

EXHIBIT B to Continuing Agreement for Standby Letters of Credit and Demand Guarantees dated June 29, 2016 made by SunPower Corporation (and, if applicable, one or more other parties) in favor of Deutsche Bank AG New York Branch and Deutsche Bank Trust Company Americas

NOTICE OF TERMINATION

Reference is made to the Continuing Agreement for Standby Letters of Credit and Demand Guarantees dated June 29, 2016 among (insert Applicant’s name) SunPower Corporation (and, if applicable, one or more other parties), Deutsche Bank AG New York Branch and Deutsche Bank Trust Company Americas (as amended, supplemented or otherwise modified from time to time, the “Continuing Agreement”; capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Continuing Agreement).

Applicant hereby notifies Issuer that (insert applicable Subsidiary Applicant’s name) _____________________ (the “Terminating Subsidiary Applicant”) shall cease to be a “Subsidiary Applicant” under the Continuing Agreement.

Applicant acknowledges and agrees that notwithstanding the preceding sentence, this Notice of Termination will not become effective until such time as all Obligations of Terminating Subsidiary Applicant shall have been paid in full in cash and all Credits issued at the request of Terminating Subsidiary Applicant shall have expired without any pending drawing or terminated; provided that this Notice of Termination shall be effective as of the date hereof to terminate Terminating Subsidiary Applicant’s right to request the issuance of any new Credits under the Continuing Agreement or any increase in the amount of any other Credit.

Dated as of: _________, 20__
(Name of Applicant)

By:
Name:
Title:

Deutsche Bank

Letter of Credit or Demand Guarantee number: _________________

APPLICATION FOR IRREVOCABLE STANDBY LETTER OF CREDIT OR DEMAND GUARANTEE

UNDER CONTINUING AGREEMENT FOR STANDBY LETTERS OF CREDIT AND DEMAND GUARANTEES

Applicant (Full name and address):	Issuing Bank: Deutsche Bank AG New York Branch or Deutsche Bank Trust Company Americas 60 Wall Street New York, New York 10005
Date of Application:	Expiry Date: Place of Expiry:
☐ Issue by (air) mail ☐ with brief advice by teletransmission ☐ Issue by teletransmission ☐ Issue by courier ☐ Applicant to arrange pick-up ☐ Issue by other (specify):
Beneficiary (Full name and address):
Name and Jurisdiction of Organization of any Subsidiary Account Party for this Credit (or specify “None”):
Confirmation of the Credit: ☐ not requested ☐ requested ☐ authorized if requested by Beneficiary	Currency and Amount in Figures and Words (Please use ISO Currency Codes):
☐ Credit to be issued with the terms and conditions set forth in the attached specimen.

Credit available against the document(s) detailed herein:

☐ Beneficiary’s sight draft(s) drawn on Issuing Bank

☐ Original Credit and any and all amendments to the Credit

☐ Beneficiary’s signed and dated statement, reading as follows:

☐ Other documents (specify issuer(s) and data content):

Credit to be issued subject to (check one):

☐  International Standby Practices 1998, International Chamber of Commerce Publication No. 590 (ISP98), or such later revision thereof as may be in effect when the Credit is issued.

☐  Uniform Customs and Practice for Documentary Credits, 2007 Revision, International Chamber of Commerce Publication No. 600 (UCP 600), or such later revision thereof as may be in effect when the Credit is issued.

☐  Uniform Rules for Demand Guarantees, 2010 Revision, International Chamber of Commerce Publication No. 758.

☐ See attached for additional instructions	☐ Check if only a single drawing for all or a portion of the amount of the Credit is permitted

The undersigned requests you to issue your irrevocable letter of credit, demand guarantee or similar undertaking (herein called the “Credit”), substantially in accordance with these instructions (marked (x) where appropriate). The undersigned agrees to be bound in respect of the Credit by the terms and conditions of the Continuing Agreement for Standby Letters of Credit and Demand Guarantees dated ______________________, as amended, supplemented or otherwise modified from time to time, made by the undersigned (and, if applicable, one or more other parties) to Deutsche Bank AG New York Branch and Deutsche Bank Trust Company Americas (which Agreement you may have received by fax transmission). The undersigned represents and warrants to you that (i) no Event of Default (as defined in such Agreement) or other event that with notice or lapse of time or both would constitute such an Event of Default has occurred and is continuing or would result from the issuance of the requested Credit and (ii) all representations and warranties contained in such Agreement are true and correct in all material respects as of the date hereof and shall be true and correct in all material respects immediately after issuance of the requested Credit.

Applicant or Subsidiary Applicant’s Name:

By: ________________________________________

      Print Name:

      Title:

THIS IS AN IMPORTANT LEGAL DOCUMENT. CONSULT WITH YOUR LEGAL COUNSEL.